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Exhibit 99.1

Monday, March 14, 2005

Press Release

SOURCE: Isolagen, Inc.

ISOLAGEN TO HOST CONFERENCE CALL TO DISCUSS FULL YEAR AND
FOURTH QUARTER 2004

HOUSTON, TX—March 14, 2005—Isolagen, Inc. (AMEX: ILE) will host a conference call on March 15, 2005 beginning at 5:00 P.M. ET to discuss the Company's full year and fourth fiscal quarter 2004 results and provide a business update.

Isolagen invites all those interested in hearing management's discussion of the quarter to join the call by dialing 800-237-9752. International participants may access the call by dialing 617-847-8706. A replay will be available for one week following the call by dialing 888-286-8010 for domestic participants and 617-801-6888 for international participants and entering access code 86029808 when prompted. Participants may also access a live web-cast of the conference call through the investor relation's section of Isolagen's web site, www.isolagen.com.

About Isolagen, Inc.

        Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration. The Company's product candidates are based on its proprietary Isolagen Process. Based on the accumulated experience of the Company through its retrospective study, clinical trials and treatment of patients in the United Kingdom, the Company believes that the Isolagen Process utilizes the patient's own cells to create safe and effective therapies to treat the underlying cause of the patient's condition. Autologous cellular therapy is the process whereby a patient's own cells are extracted, allowed to multiply and then injected into the patient. Isolagen's product candidates are designed to be minimally invasive and nonsurgical.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the federal securities laws. Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements. Isolagen, Inc. does not undertake to update any such forward-looking statements or to publicly announce developments or events relating to the matters described herein.

For additional information, please visit: www.isolagen.com.

Corporate Contact: Robert G. Partridge, Vice President, Global Marketing, Investor Relations and Communications, Isolagen, Inc. (484) 875-3099

        Investor Relations Contacts:
Kate McNeil (212) 825-3210
John Nesbett (212) 825-3210

        Media Contact:
Melissa Barnes (212) 593-5841
barnesm@ruderfinn.com

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ISOLAGEN TO HOST CONFERENCE CALL TO DISCUSS FULL YEAR AND FOURTH QUARTER 2004